Registration No. 333-

As Filed with the Securities and Exchange Commission on March 3, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
Registration Statement
Under the Securities Act of 1933
EPIC BANCORP
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	68-0175592
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

851 IRWIN STREET, SAN RAFAEL, CALIFORNIA 94901
(Address of Principal Executive Offices)

EPIC BANCORP AMENDED AND RESTATED EMPLOYEE INCENTIVE STOCK OPTION
AND STOCK APPRECIATION RIGHTS PLAN
2003 EPIC BANCORP NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Full Title of the Plans)

KIT M. COLE, CHIEF EXECUTIVE OFFICER
851 IRWIN STREET, SAN RAFAEL, CALIFORNIA 94901
(Name and Address of Agent for Service)
415-454-1212
(Telephone Number, including Area Code, of Agent for Service)
Copy to:
R. Brent Faye, Esq.
Nixon Peabody LLP
Two Embarcadero Center, Suite 2700, San Francisco, California 94111
(415) 984-8365
CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered(a)	Proposed Maximum Offering Price Per Share(b)	Proposed Maximum Aggregate Offering Price(b)	Amount of Registration Fee

Common stock	187,282 Shares	$14.10	$2,640,676	$321
(No Par Value)

(a)          This registration statement relates to 137,282 new shares of the of the common stock of the Registrant (“Common Stock”) issuable under the Epic Bancorp Amended and Restated Employee Incentive Stock Option and Stock Appreciation Rights Plan (the “Employee Plan”) and 50,000 new shares of Common Stock issuable under the 2003 Epic Bancorp Non-Employee Directors’ Stock Option Plan in addition to 506,971 shares of Common Stock being carried forward from Registration Statement No. 333-115606.

(b)          Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing  $14.10 as the average of the high and low prices of Epic Bancorp’s Common Stock as reported the NASDAQ Stock Market Small Cap Market as of  March 2, 2006.

THE CONTENTS OF REGISTRATION STATEMENT NO. 333-115606 ARE INCORPORATED HEREIN BY REFERENCE.

ITEM 8.  EXHIBITS.

5.1	Opinion re: Legality
23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to the Registration Statement.
23.2	Consent of Vavrinek, Trine, Day & Co., LLP as independent public accountants for Epic Bancorp and Tamalpais National Bank.
24	Power of attorney(1)
99.1	Epic Bancorp Amended and Restated Employee Stock Option Plan and Related Incentive Stock Option Agreement
99.2	2003 Epic Bancorp Non-Employee Directors Stock Option Plan and Related Non-statutory Stock Option Agreement

(1)          Attached as Exhibit 24 to Registration Statement No. 333-115606 filed by Epic Bancorp with the Securities and Exchange Commission under the Securities Act of 1933, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of  San Rafael, State of California, on  March 3, 2006.

EPIC BANCORP

By:	/s/ Michael Moulton

Michael Moulton
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Allan G. Bortel	Director	March 3, 2006

Allan G. Bortel

/s/ Kit M. Cole	Chief Executive Officer,	March 3, 2005
Chairman of the Board, and Director
Kit M. Cole	(Principal Executive Officer)

/s/ Carolyn Horan	Director	March 3, 2005

Carolyn Horan

/s/ Richard E. Smith	Director	March 3, 2005

Richard E. Smith

/s/ W. Jeffery Tappan	Director	March 3, 2005

W. Jeffery Tappan

/s/ Paul Schaeffer	Director	March 3, 2005

Paul Schaeffer

/s/ Michael Moulton	Chief Financial Officer	March 3, 2005
(Principal Financial Officer)
Michael Moulton

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion re: Legality

23.1	Consent of Counsel is included with the opinion re: legality as Exhibit 5.1 to the Registration Statement.

23.2	Consent of Vavrinek, Trine, Day & Co., LLP as independent accountants for Epic Bancorp and Tamalpais Bank.

24	Power of attorney

99.1	Epic Bancorp Amended and Restated Employee Incentive Stock Option and Stock Appreciation Rights Plan as amended by Shareholders on July 12, 2005.

99.2	2003 Epic Bancorp Non-Employee Directors’ Stock Option, as amended by Shareholders on July 12, 2005.